EXHIBIT 23.3




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the use in the Registration  Statement on Form S-1 of TSET,
Inc. of our report dated March 17, 2000 relating to the consolidated financial statements, which appears in such Registration Statement.



/s/ Randy Simpson, C.P.A., P.C.
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Randy Simpson, CPA, P.C.

Salt Lake City, Utah
October 26, 2001